United States

Securities and Exchange Commission

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: January 25, 2012

GeneLink, Inc.

(Exact Name of Registrant as Specified in its Charter)

PA	00-30518	23-2795613
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

317 Wekiva Springs Road, #200, Longwood, FL 32779

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 558-4363

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On January 25, 2012, GeneLink, Inc. ("GeneLink") held a Special Meeting of Shareholders (the "Meeting") in New York, New York. Of the 201,453,795 shares of common stock outstanding and entitled to vote as of the record date, 114,797,435 shares (59.96%) were present or represented by proxy at the Meeting.  GeneLink's shareholders approved both of the proposals, specifically (1) the sale of GeneWize Life Sciences, Inc., and (2) the adjournment or postponement of the Special Meeting if necessary. The results of the voting on the matters submitted to the shareholders were as follows:

1. The proposal to approve the sale of all of the outstanding capital stock of GeneWize Life Sciences, Inc., a wholly-owned subsidiary of the Corporation, as contemplated by the Stock Purchase Agreement, dated October 13, 2011, between the Corporation and Capsalus Corp.

Votes For	Votes Against	Abstain
114,544,265	218,970	34,200

2. The proposal to approve the adjournment or postponement of the special meeting if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve Proposal No. 1 set forth above.

Votes For	Votes Against	Abstain
114,340,311	402,024	55,100

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeneLink, Inc. (Registrant)
By:	/s/ Bernard L. Kasten, Jr. M.D.
Bernard L. Kasten, Jr. M.D.
Chief Executive Officer

Dated: January 31, 2012